UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

April 24, 2013

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of shareholders on April 24, 2013.

The three nominees for Director were elected for three year terms expiring 2016 as follows:

T. Michael Goodrich	For	58,452,323
	Withheld	1,267,178
	Broker non-votes	6,459,607

Jay Grinney	For	58,744,551
	Withheld	974,950
	Broker non-votes	6,459,607

Frances Powell Hawes	For	59,378,847
	Withheld	340,654
	Broker non-votes	6,459,607

Described below are the other matters voted upon at the Annual Meeting and the number of affirmative votes, negative votes, abstentions and broker non-votes.

I.	Proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accountants – approved.

For	65,724,068
Against	364,552
Abstain	90,488
Broker non-votes	—

II.	Advisory vote on executive compensation – approved.

For	56,309,336
Against	2,463,516
Abstain	946,649
Broker non-votes	6,459,607

III.	Annual Incentive Compensation Plan – approved.

For	58,296,654
Against	1,152,086
Abstain	270,761
Broker non-votes	6,459,607

IV.	Amendment of the Certificate of Incorporation to provide for one-year director terms – not approved (Did not receive the required affirmative vote of 80% of the outstanding shares).

For	56,575,038
Against	2,955,740
Abstain	188,723
Broker non-votes	6,459,607

As of the record date of the meeting, 72,222,552 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 26, 2013	By	/s/ J. David Woodruff
J. David Woodruff Vice President, General Counsel and Secretary of Energen Corporation

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